Consents of Independent Accountants


     We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 1 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated March 24, 1995, relating to the statements of assets and liabilities of The JPM Advisor U.S. Fixed Income Fund, The JPM Advisor International Fixed Income Fund, The JPM Advisor International Equity Fund, The JPM Advisor Emerging Markets Equity Fund, The JPM Advisor Asia Growth Fund, The JPM Advisor European Equity Fund, The JPM Advisor Japan Equity Fund, The Asia Growth Portfolio, The European Equity Portfolio and The Japan Equity Portfolio at March 24, 1995, and our report dated November 1, 1994, relating to the statement of assets and liabilities of The Non-U.S. Fixed Income Portfolio at October 6, 1994, which appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectus which constitute part of this Registration Statement.

     We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of the Registration Statement of our reports dated September 26, 1995, relating to the financial statements and financial highlights of The JPM Advisor U.S. Equity Fund and The JPM Advisor U.S. Small Cap Equity Fund and our reports dated July 26, 1995, relating to the financial statements and supplementary data of The Selected U.S. Equity Portfolio and The U.S. Small Company Portfolio appearing in the May 31, 1995 Annual Reports, which are also incorporated by reference into the Registration Statement.

     We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of the Registration Statement of our reports dated December 27, 1994, relating to the financial statements and supplementary data of The U.S. Fixed Income Portfolio and The Non-U.S. Equity Portfolio appearing in the October 31, 1994 Annual Reports, which are also incorporated by reference into the Registration Statement.

     We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of the Registration Statement of our report dated December 30, 1994, relating to the financial statements and supplementary data of The Emerging Markets Equity Portfolio appearing in the October 31, 1994 Annual Report, which is also incorporated by reference into the Registration Statement.

     We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.


/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York
September 26, 1995